                                                                           EX-11

                            PROMUS HOTEL CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS

                                                          THIRD QUARTER ENDED            NINE MONTHS ENDED
                                                      ----------------------------  ----------------------------
                                                        SEPT. 30,      SEPT. 30,      SEPT. 30,      SEPT. 30,
                                                          1997           1996           1997           1996
                                                      -------------  -------------  -------------  -------------
Net income..........................................  $  34,357,000  $  19,692,000  $  87,017,000  $  50,577,000
                                                      -------------  -------------  -------------  -------------
                                                      -------------  -------------  -------------  -------------
Primary Earnings Per Share
Weighted average number of common shares
  outstanding.......................................     50,294,492     51,350,171     50,910,974     51,343,581
  Common stock equivalents
    Additional shares based on average market price
      for period applicable to:
        Restricted stock............................         10,890         14,569          8,366          9,936
        Stock options...............................        628,047        347,659        521,963        305,717
                                                      -------------  -------------  -------------  -------------
Average number of primary common and common
  equivalent shares outstanding.....................     50,933,429     51,712,399     51,441,303     51,659,234
                                                      -------------  -------------  -------------  -------------
                                                      -------------  -------------  -------------  -------------
Primary earnings per common and common equivalent
  share
    Net income......................................  $        0.67  $        0.38  $        1.69  $        0.98
                                                      -------------  -------------  -------------  -------------
                                                      -------------  -------------  -------------  -------------
Fully Diluted Earnings Per Share
Average number of primary common and common
  equivalent shares outstanding.....................     50,933,429     51,712,399     51,441,303     51,659,234
    Additional shares based on period-end price
      applicable to:
        Restricted stock............................          1,143            --           3,667          5,985
        Stock options...............................         71,495            --         177,579         28,380
                                                      -------------  -------------  -------------  -------------
Average number of fully diluted common and common
  equivalent shares outstanding.....................     51,006,067     51,712,399     51,622,549     51,693,599
                                                      -------------  -------------  -------------  -------------
                                                      -------------  -------------  -------------  -------------
Fully Diluted earnings per common and common
  equivalent share
    Net income......................................  $        0.67  $        0.38  $        1.69  $        0.98
                                                      -------------  -------------  -------------  -------------
                                                      -------------  -------------  -------------  -------------
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